                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]


Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12



                          NATIONAL PROPERTY INVESTORS 8
                        A CALIFORNIA LIMITED PARTNERSHIP
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

                              CONSENT SOLICITATION
                                       FOR
                          NATIONAL PROPERTY INVESTORS 8
                        A CALIFORNIA LIMITED PARTNERSHIP
                           c/o THE ALTMAN GROUP, INC.
                            1275 Valley Brook Avenue
                           Lyndhurst, New Jersey 07071


                               September 7, 2004


Dear Limited Partner:

We are sending you this consent solicitation to request that the limited partners of National Property Investors 8 consent to a loan to the partnership by AIMCO Properties, LP, an affiliate of our managing general partner, NPI Equity Investments, Inc. The loan would fund that portion of the estimated $3.8 million redevelopment costs for the partnership's Huntington Athletic Club property, located in Morrisville, North Carolina which we are unable to first fund through a combination of (1) retention of cash flow by the partnership, (2) refinancing of the partnership's assets with third parties to the extent practicable, and (3) sale of certain partnership assets. Based on our projected redevelopment budget, we estimate that the total amount of the loan will be approximately $2.0 million. Due to existing debt obligations of the property, we have been unable to obtain third-party financing for the debt portion of the redevelopment costs, which is why AIMCO Properties, LP has offered to fund the loan.

We are also soliciting your consent to the payment by the partnership to an affiliate of our managing general partner of (1) a redevelopment planning fee to plan and structure the redevelopment process, and (2) a redevelopment supervision fee to supervise the redevelopment process. The redevelopment planning fee would be equal to $25,000. The redevelopment supervision fee would be equal to 4% of the actual redevelopment costs for the Huntington Athletic Club property and, based on the current estimated redevelopment costs, would be an amount equal to approximately $152,000. Our managing general partner has determined that the redevelopment fees are not in excess of fees that the partnership would have to pay to a third-party provider of these services and that an affiliate of the partnership will provide them more efficiently than a third-party.

Our partnership agreement prohibits loans to the partnership by our managing general partner or its affiliates (except for limited exceptions not available in these circumstances). Our partnership agreement also prohibits the partnership from entering into any transaction with our general partners or their affiliates other than as specifically permitted by the partnership agreement. Our partnership agreement does not specifically permit the payment of redevelopment fees to an affiliate of our managing general partner for the provision of redevelopment services to the partnership. As a consequence, the consent of limited partners owning more than 50% of the outstanding limited partnership units is required to (1) consent to the loan, and (2) consent to the provision of the redevelopment services and payment of the redevelopment fees and, in each case, waive the related prohibitions. If the requisite limited partner consent is not received, AIMCO Properties, LP cannot make the loan, our managing general partner's affiliate will not provide the redevelopment services and the partnership will not commence the redevelopment of the property. Affiliates of our managing general partner have the right to vote approximately 61.9% of our outstanding limited partnership units and intend to consent to the loan and redevelopment services waiver, but these units are subject to a voting restriction described in more detail in this consent solicitation. As a result, of the voting restriction, we need the consent of limited partners not affiliated with our managing general partner owning approximately an additional 6.5% of the outstanding limited partnership units to waive the loan and redevelopment services prohibitions.

This consent solicitation contains information about the redevelopment plans for the Huntington Athletic Club property, the planned funding of the redevelopment, and the reasons that our managing general partner has decided that the redevelopment, the loan and the provision of the redevelopment services are in the best interests of the limited partners and the potential consequences of a failure to approve the loan and the redevelopment services. Our managing general partner has conflicts of interest with respect to the loan and redevelopment services that are described in greater detail below.

            OUR MANAGING GENERAL PARTNER RECOMMENDS THAT YOU CONSENT
                   TO THE LOAN AND THE REDEVELOPMENT SERVICES


This consent is being solicited by our managing general partner on behalf of the partnership. This consent solicitation is first being mailed to the limited partners on or about September 7, 2004. Only holders of record of limited partnership units as of the close of business on September 7, 2004, are eligible to consent.



THIS CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 5, 2004. Consents may be returned by hand, mail, overnight courier or fax (see the back page of the enclosed consent form for delivery details).



SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS CONSENT SOLICITATION FOR A DESCRIPTION OF RISKS THAT YOU SHOULD CONSIDER IN CONNECTION WITH CONSENTING TO THE PROVISION OF THE LOAN AND THE REDEVELOPMENT SERVICES.



Questions and requests for assistance may be directed to our solicitation agent, The Altman Group, Inc., by mail at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071; by overnight courier service at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071; by fax at (201) 460-0050; or by telephone at (800) 217-9608.

RISK FACTORS

Before deciding whether or not to consent to the loan and the redevelopment services, you should consider carefully the following risks:

A DIFFERENT TIME FRAME MAY BE MORE ADVANTAGEOUS FOR THE REDEVELOPMENT. As discussed below, we continually monitor whether a property should be redeveloped, and believe that redevelopment of the property at this time would be advantageous to the partnership. Many factors could affect whether incurring the redevelopment costs at this time actually will be advantageous, including changes in economic conditions generally or in the community where the property is located, redevelopment costs being greater than we anticipate, or construction or renovation of competing apartment developments.

THE REDEVELOPMENT IS SUBJECT TO CONSTRUCTION RELATED RISKS. Like any construction project, the redevelopment of the property entails significant construction risks, including cost overruns, shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages, fire and other natural disasters, construction scheduling problems and weather interference, any of which, if they occurred, could delay the redevelopment or result in a substantial increase in redevelopment costs to the partnership.

EVEN IF THE LOAN IS APPROVED, AIMCO PROPERTIES, LP IS NOT OBLIGATED TO PROVIDE THE LOAN. If AIMCO Properties, LP determines that our time frame for the redevelopment of the property is not advantageous for the reasons discussed above, it may determine not to provide the loan to the partnership. In that case, we would not be able to redevelop the property as described in this consent solicitation and our managing general partner believes the property would become less competitive with other communities in the local market.

AIMCO PROPERTIES, LP MAY REQUIRE REPAYMENT OF THE LOAN ON DEMAND. AIMCO Properties, LP will have the right to demand repayment in full of all outstanding principal and accrued interest on the loan at any time. If the partnership does not have sufficient funding sources to repay such amount at that time and is otherwise unable to refinance the loan or work out alternative payment terms with AIMCO Properties, LP, the financial status of the partnership could be jeopardized.

THE AVAILABILITY OF REDEVELOPMENT FUNDING SOURCES IN ADDITION TO THE LOAN MAY BE DIFFERENT THAN WE ANTICIPATE. As described below in "Redevelopment Funding" we anticipate that the redevelopment will be funded through a combination of funding sources, which include the retention of cash flow by the partnership and the sale or refinancing of certain partnership assets in addition to the loan to the partnership by AIMCO Properties, LP. If any of these additional funding sources are not available to the partnership as anticipated, the size of the loan will be larger than currently anticipated and the partnership's ability to repay such loan will be delayed. As a result, the period during which cash flow distributions to our partners are suspended in order to fund the redevelopment and repay the loan would be lengthened.

OUR MANAGING GENERAL PARTNER HAS CONFLICTS OF INTEREST. Our managing general partner has conflicts of interest with respect to the loan and the provision of the redevelopment services to the partnership. As described in further detail below in "Redevelopment Funding," AIMCO Properties, LP is an affiliate of our managing general partner and will be repaid the outstanding balance of the loan plus accrued interest before the partnership will be permitted to resume any distributions to our limited partners. Our managing general partner's affiliate will also be paid the redevelopment fees before our limited partners will receive any distributions. Further, Apartment Investment and Management Company, or AIMCO, and its affiliates hold an ownership interest in our managing general partner as well as 61.87% of the outstanding limited partnership units of the partnership. As a result, AIMCO is in a position to influence and Redevelopment Services all voting decisions with respect to the partnership. (See "Approval of the Loan and Redevelopment Services" for a discussion of AIMCO's effective voting control and certain voting restrictions on the partnership units held by our affiliates.) Although our managing general partner owes fiduciary duties to our limited partners, it also owes fiduciary duties to AIMCO, which is its ultimate parent company. As a result, our managing general partner's duties to the partnership and our limited partners may come into conflict with its duties to AIMCO.

WHY OUR MANAGING GENERAL PARTNER RECOMMENDS CONSENTING TO THE LOAN AND REDEVELOPMENT SERVICES

Our managing general partner recommends that our limited partners consent to AIMCO Properties, LP's loan to the partnership and the provision to the partnership of the redevelopment services by an affiliate of our managing general partner. Our managing general partner believes that the redevelopment of our Huntington Athletic Club property, including the redevelopment services, and the planned funding of the redevelopment, including the loan, is in the best interests of the partnership and our limited partners. In making its determination, our managing general partner considered a number of factors, including the following:

         o Our managing general partner believes that redevelopment of the property will eventually allow an increase in the net operating income at the property and will permit the property to remain competitive with other rental properties in the local market.

         o Our managing general partner believes that if the redevelopment does not occur, the property will still require in excess of $700,000 in improvements to remedy existing structural problems, including the replacement of damaged stairs, roofing and decking, the strengthening of screened porches and balconies, and the repair of vinyl siding, but these structural improvements are not of the type which will increase the net operating income available with respect to the property.

         o In addition, our managing general partner believes that if the redevelopment does not occur, the competitiveness of the property with respect to other available communities in the local market will continue to decline as most of such communities have already been redeveloped and are in better condition and have better amenities than our property.

         o Our managing general partner has determined that third-party financing is not available for the portion of the redevelopment costs proposed to be funded by AIMCO Properties, LP, and without the loan the redevelopment cannot occur.

         o Our managing general partner has determined that the redevelopment fees to be paid to its affiliate are not in excess of the fees that the partnership would have to pay a third-party to perform the redevelopment services, and that, as an affiliate, it is more familiar with the Huntington Athletic Club property and will be able to plan and supervise the redevelopment more efficiently than a third-party.

In general, the partnership regularly evaluates the capital needs and competitive position of our properties by considering various factors, such as the partnership's financial position and real estate market conditions. The partnership monitors our properties' specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating resident demand, current trends, competition, new construction and economic changes. The partnership oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for a property (including any prepayment penalties), tax implications, availability of attractive mortgage financing and the investment climate all are considered. Another significant factor that the partnership considers is the tax consequences of a particular sale of property. After taking into account the foregoing considerations, we believe it to be in the best interests of the partnership and our limited partners to redevelop our Huntington Athletic Club property.

For these reasons, our managing general partner has approved the redevelopment of the property and the planned funding of the redevelopment, including a loan by AIMCO Properties, LP to the partnership, and the provision of the redevelopment services by an affiliate of our managing general partner, which are described in greater detail below.

THE PROPERTY

The partnership has owned and operated the Huntington Athletic Club property since 1988. The property is a 212-unit apartment complex located in Morrisville, North Carolina outside of the Raleigh/Durham area. To our knowledge, the property has not undergone major renovation or redevelopment since its construction in 1986.

THE REDEVELOPMENT

Our planned redevelopment of the property includes improvements to building structures, apartment interiors, common areas and the property site. The property requires roof replacement, and the property exterior will be improved by upgrades to the siding and other structures, including windows, stairs, patios and balconies. Interior upgrades to the property's apartment units will include, kitchen and bathroom cabinet replacements, appliance upgrades, and new paint, flooring, doors and window coverings. Common area upgrades will include improvements to the property's fitness center, clubhouse and tennis courts. In addition, the property site redevelopment will include improvements to the parking lots, landscaping, fencing, playgrounds and signage.

We plan to start the redevelopment as soon as practicable after we receive the requisite consent of our limited partners needed to approve the loan to us by AIMCO Properties, LP as described below in "Approval of the Loan and Redevelopment Services". We currently estimate that the redevelopment will take approximately 12 months, but many factors could cause the redevelopment period to vary from our estimate, including shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages, scheduling problems, weather interference or natural disasters. See also "Risk Factors" above. We expect most of the exterior improvements will be finished during the initial months of the redevelopment. The interior improvements will be finished on a unit by unit basis between the time that one resident vacates the unit and another resident moves in.


We currently estimate that the total redevelopment costs will be approximately $3.8 million, excluding any interest on the loan to us by AIMCO Properties, LP. Of course, our estimate assumes that we will be able to start the redevelopment on or before October 1, 2004 and is based on information known to us at this time. Many factors could cause the actual redevelopment costs to vary from our estimate, including construction cost overruns and unforeseen environmental or engineering problems. See also "Risk Factors" above.

We plan to use an affiliate of our managing general partner to review the local market where our Huntington Athletic Club property is located and to plan and supervise the redevelopment of such property. The partnership would pay this affiliate a redevelopment planning fee of $25,000 and a redevelopment supervision fee of 4% of the actual redevelopment costs for the Huntington Athletic Club property, or approximately $152,000 based on the current estimated redevelopment costs.

REDEVELOPMENT FUNDING

We propose to fund the redevelopment through a combination of (1) retention of cash flow by the partnership, (2) refinancing of the partnership's assets with third parties to the extent practicable, (3) sale of certain partnership assets, and (4) a loan to the partnership by AIMCO Properties, LP, an affiliate of our managing general partner, as described in further detail below.

We plan to retain cash flow that would otherwise be distributed to our partners for use as our first source of redevelopment funding. As a result, we will stop making cash flow distributions to our partners as soon as we receive the requisite limited partner consent with respect to the loan to us by our managing general partner. We do not plan to resume cash flow distributions to our partners until the redevelopment is completely funded and the loan to us by AIMCO Properties, LP is fully repaid. We estimate that we will resume cash flow distributions to our partners approximately eight months following the start of the redevelopment based on information known to us at this time and our projected budget for the redevelopment. Many factors could cause this period to vary , including a change in our projected cash flow, a change in the projected costs of the redevelopment or the availability of alternative funding sources. Based on information known to us at this time, we anticipate that during this period we will withhold approximately $164,000 of cash flow otherwise distributable to our partners, but this amount may vary as the result of many factors, including changes in local market rent rates, occupancy rates, bad debt expense and environmental or other regulatory liabilities experienced by the partnership or our properties and our ability to utilize other funding sources as described below.

We currently plan to refinance our assets with third parties to the extent practicable. This refinancing may include a refinancing at the scheduled maturity date of our existing indebtedness or a second mortgage on our assets. If a portion of the redevelopment remains unfunded at the time of any refinancing, we will use the refinancing proceeds to fund the redevelopment. We will not distribute any remaining proceeds until the redevelopment is fully funded and the loan to us by AIMCO Properties, LP is fully repaid. We do not anticipate that third party refinancing of our indebtedness will be available to us prior to the third quarter of 2006, but such availability may change as the result of various factors, including changes in existing real estate, debt market and general economic conditions and the economic performance of the partnership and our properties.

We may also try to sell certain of our assets to the extent we determine they are attractive sale candidates and use the sale proceeds to fund the redevelopment. We will not distribute any sale proceeds to our partners to the extent a portion of the redevelopment remains unfunded and the loan to us by AIMCO Properties, LP remains outstanding. We currently plan to sell our Williamsburg on the Lake property located in Indianapolis, Indiana. We anticipate that we will be able to sell this property in the second quarter of 2005, but many factors could influence our ability to sell this property, including changes in existing real estate, debt market and general economic conditions and the economic performance of this property. If we are successful in selling this property, we estimate that the sale proceeds will be enough for us to fund the balance of any remaining redevelopment costs and to repay any outstanding balance and accrued interest on the loan made to the partnership by AIMCO Properties, LP, but our estimate is subject to change as the result of many factors, including changes in existing real estate, debt market and general economic conditions and the economic performance of this property. Assuming we enter into an agreement to sell an asset, we will at that time determine whether we need the consent of our limited partners to sell the asset. If we determine that the consent of our limited partners is required for the sale, we will separately ask for such consent at that time.

Finally, if during any month of the redevelopment the costs exceed the total amount of funding we have after we have used all the sources described above, AIMCO Properties, LP, an affiliate of our managing general partner, will make a loan to the partnership in an amount equal to the shortfall. This loan will accrue interest at an annual rate of 10%, compounded monthly. The principal and accrued interest on this loan will be payable in full at any time upon demand of AIMCO Properties, LP. If at any time we accumulate more funds than we need to pay the remaining redevelopment costs, then we will first repay the entire outstanding balance of and accrued interest on the loan made to us by our managing general partner before we resume any distributions to our partners. Based on our projected redevelopment budget, we estimate that the total principal amount of and any accrued interest on the loan will amount to approximately $2.0 million by the end of the first quarter 2005, and will be repaid in the beginning of the second quarter of 2005 as described above. Or course many factors could cause the actual size of the loan to vary from this estimate, including changes in redevelopment cost and availability of funding sources. See also "Risk Factors" above.

APPROVAL OF THE LOAN AND REDEVELOPMENT SERVICES

Our managing general partner has approved the redevelopment of our Huntington Athletic Club property and the planned funding of the redevelopment, including the loan to the partnership by AIMCO Properties, LP, and the provision of redevelopment services by another affiliate of our managing general partner, and determined that they are in the best interests of the partnership and our limited partners.

Section 15.4.12 of our partnership agreement prohibits our managing general partner and its affiliates from making a loan to us to fund a portion of the redevelopment costs. In addition, Section 15.4.26 of our partnership agreement prohibits the partnership from entering into any transaction with a partnership in which a general partner or any affiliates have an interest. Section 16.2.4 of our partnership agreement provides that the agreement may be amended by a vote of our limited partners owning a majority of the outstanding limited partnership units entitled to vote. Consequently, the loan and the provision of the redevelopment services to the partnership would require the consent and waiver of the provisions prohibiting such loan and services by limited partners holding a majority of our outstanding limited partnership units entitled to vote.


We have set September 7, 2004 as the record date for determining the limited partners entitled to notice of and consent to the loan and the provision of redevelopment services to us by AIMCO Properties, LP and an affiliate of our managing general partner and waiver of the prohibitions on the loan and redevelopment services in our partnership agreement. Only limited partners of record on this date may execute and deliver a consent form. As of the record date, there were 44,882 limited partnership units issued and outstanding. Each limited partnership unit represents approximately 0.00222% of our outstanding limited partnership units. Affiliates of our managing general partner currently own 27,767 limited partnership units, or approximately 61.9% of our outstanding limited partnership units. These affiliates have indicated to us that they will consent to the loan to the partnership and the provision of the redevelopment services in connection with the redevelopment. However, 16,447 of these 27,767 limited partnership units held by these affiliates of our managing general partner are subject to a voting restriction.


Under a settlement agreement entered into by DeForest Ventures II, L.P., a prior owner of these restricted units, DeForest Ventures II, L.P. agreed that it would vote the 16,447 limited partnership units in the same proportion as the votes of units not held or controlled by it on any matter that is submitted to a vote of the limited partners by the managing general partner or its affiliates. These limited partnership units were acquired by an affiliate through a merger, which means that these units are still subject to this voting restriction. Affiliates of our managing general partner can vote free of this voting restriction a total 17,867 limited partnership units, or approximately 39.8% of the limited partnership units, consisting of the 11,320 limited partnership units acquired by our affiliates in transactions unrelated to the merger plus a corresponding proportion of the restricted limited partnership units. As a result, the consent of owners not affiliated with our managing general partner holding approximately an additional 2,926 limited partnership units (or approximately 10.3% of our unrestricted limited partnership units and approximately 6.5% of our total outstanding limited partnership units) will be required to approve the loan and the redevelopment services because once this percentage is achieved the affiliates of our managing general partner will automatically vote in favor of the loan and the redevelopment services that number of the remaining 9,900 restricted limited partnership units which corresponds to 10.3% of the restricted limited partnership units.

PLANS AFTER THE REDEVELOPMENT

After completion of the redevelopment, we will plan to continue to hold and operate our Huntington Athletic Club property and increase rents to reflect the improvements to the property resulting from the redevelopment.

PARTNERSHIP BUSINESS


The partnership is a publicly held limited partnership organized in October 1983, under the California Uniform Limited Partnership Act, to acquire and operate residential apartment complexes. Our managing general partner was a wholly-owned subsidiary of Insignia Properties Trust. Effective February 26, 1999, Insignia Properties Trust was merged into AIMCO, a publicly traded real estate investment trust. Our managing general partner is a wholly-owned subsidiary of AIMCO. Our partnership agreement provides that the term of the partnership terminates on December 31, 2008, unless terminated before such date.


Our primary business is to operate and hold real estate properties for investment. Funds we obtained during our public offering were invested in three apartment properties. We have sold one of these investment properties and, as of the date of this consent solicitation, continue to operate the remaining two residential apartment complexes located in North Carolina and Indiana. See below for a description of our remaining properties.

During the partnership's public offering of limited partnership units in May 1985, the partnership offered up to 150,000 limited partnership units. Upon termination of the offering, the partnership had accepted subscriptions for 44,882 limited partnership units aggregating $22,441,000. Since our initial offering, we have not received, nor are our limited partners required to make, additional capital contributions. We intend to maximize the operating results and, ultimately, the net realizable value of each of our properties in order to achieve the best possible return for our limited partners. These results may best be achieved by holding and operating the properties or through property sales or exchanges, refinancings, debt restructurings or relinquishment of the assets. We evaluate each of our holdings periodically to determine the most appropriate strategy for each of our assets.

We have no employees. Management and administrative services are performed by our managing general partner and by agents retained by it. An affiliate of our managing general partner provides property management services for our properties.

For information on certain of our pending litigation, please refer to our most recent reports on Forms 10-KSB and 10-QSB (for the year ended December 31, 2003 and the three months ended March 31, 2004 and the three months ended June 30,
2004) filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

None of the directors or officers of our managing general partner own any limited partnership units. The following table sets forth certain information regarding our limited partnership units owned by each person or entity who is known by us to own beneficially more than 5% of the limited partnership units as of August 27, 2004:

                      NAME AND ADDRESS                          NUMBER OF LIMITED PARTNERSHIP
                    OF BENEFICIAL OWNER                                      UNITS                PERCENT OF CLASS
AIMCO IPLP, L.P.                                                          17.072 (1)                     38.0%
55 Beattie Place, Greenville, SC  29602

AIMCO Properties, L.P.                                                    10,695 (2)                     23.8%
4582 S. Ulster St. Parkway, Suite 1100, Denver, CO 80237

                                                      TOTAL:                27,767                       61.9%

----------

(1) The units may be deemed beneficially owned by AIMCO-GP, Inc. (which is the general partner of AIMCO Properties, L.P.) and AIMCO (which owns AIMCO-GP, Inc.).

(2) The units may be deemed beneficially owned by AIMCO/IPT, Inc. (which is the general partner of AIMCO IPLP, L.P.) and AIMCO (which owns AIMCO/IPT, Inc.).

PARTNERSHIP PROPERTIES

The following table sets forth our current investment in real property:

          PROPERTY                    DATE OF PURCHASE           TYPE OF OWNERSHIP                   USE
Huntington Athletic Club,                   2/11/88           Fee ownership, subject to      Apartment - 212 units
Morrisville, North Carolina                                       a first mortgage

Williamsburg on the Lake,                   3/12/86           Fee ownership, subject to      Apartment - 460 units
Indianapolis, Indiana                                             a first mortgage

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE PARTNERSHIP

We are subject to the informational requirements of the Securities Exchange Act of 1934 and are required to file annual and quarterly reports, proxy statements and other information with the SEC. You can inspect and copy reports and other information filed by us with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains an Internet site at http://www.sec.gov that contains reports and proxy and information statements regarding issuers, including us, that file electronically with the SEC.

You should only rely on information provided in this consent solicitation or any supplement or on information we have filed with the SEC. We have not authorized anyone else to provide you with information. You should not assume that the information in this consent solicitation or any supplement or in any of our filings with the SEC is accurate as of any date other than the date on the front of this consent solicitation or the supplement or as of the date of such filings.


You may request a copy of our filings with the SEC, at no cost, by writing or calling us at the following address or telephone number: c/o THE ALTMAN GROUP, INC., 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071, telephone: (800) 217-9608.


SOLICITATION OF CONSENTS

We will solicit consents by mail, telephone, e-mail and in person. Solicitation may be made by our representatives, none of whom will receive additional compensation for such solicitations. The cost of preparing, assembling, printing and mailing this consent solicitation and the enclosed consent form will be borne by the partnership. We have retained The Altman Group, Inc. to act as our solicitation agent in connection with this consent solicitation. The fees and expenses of our solicitation agent will be paid by the partnership and are estimated to be approximately $4,500.

CONSENT PROCEDURES

LIMITED PARTNERS WHO WISH TO CONSENT TO THE LOAN AND THE REDEVELOPMENT SERVICES SHOULD DO SO BY MARKING THE APPROPRIATE BOX ON THE INCLUDED CONSENT FORM AND BY SIGNING, DATING AND DELIVERING THE CONSENT FORM TO THE SOLICITATION AGENT BY HAND, MAIL, OVERNIGHT COURIER OR FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE CONSENT FORM, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND THEREIN.


All consent forms that are properly completed, signed and delivered to our solicitation agent and not properly revoked (See "Revocation of Instructions" below) prior to 5:00 pm, New York City time, on November 5, 2004, will be given effect in accordance with the specifications thereof. IF A CONSENT FORM IS DELIVERED AND NEITHER THE "CONSENTS," THE "WITHHOLDS CONSENT" NOR THE "ABSTAINS" BOX IS MARKED, BUT THE CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE LIMITED PARTNER WILL BE DEEMED TO HAVE CONSENTED TO THE LOAN AND THE REDEVELOPMENT SERVICES.


Consent forms must be executed in exactly the same manner as the name(s) in which ownership of the limited partnership units is registered. If the limited partnership units to which a consent form relates are held by two or more joint holders, all such holders should sign the consent form. If a consent form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the consent form evidence satisfactory to us of authority to execute the consent form.


The execution and delivery of a consent form will not affect a limited partner's right to sell or transfer the limited partnership units. All consent forms received by the solicitation agent (and not properly revoked) prior to 5:00 pm, New York City time, on November 5, 2004 will be effective notwithstanding a record transfer of such limited partnership units subsequent to the record date, unless the limited partner revokes such consent form prior to 5:00 p.m., New York City time, on November 5, 2004 by following the procedures set forth under "Revocation of Instructions" below.


All questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by us in our sole discretion, which determination will be conclusive and binding. We reserve the right to reject any or all consent forms that are not in proper form. We also reserves the right to waive any defects, irregularities or conditions of delivery as to particular consent forms. Unless waived, all such defects or irregularities in connection with the deliveries of consent forms must be cured within such time as we determine. Neither we nor any of our affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of consent forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by us shall be conclusive and binding.

REVOCATION OF INSTRUCTIONS


Any limited partner who has delivered a consent form to our solicitation agent may revoke the instructions set forth in the consent form by delivering to our solicitation agent a written notice of revocation prior to 5:00 p.m., New York City time, on November 5, 2004. In order to be effective, a notice of revocation of the instructions set forth in a consent form must (i) contain the name of the person who delivered the consent form, (ii) be in the form of a subsequent consent form marked either as "CONSENTS," "WITHHOLDS CONSENT" or "ABSTAINS," as the case may be, or in a writing delivered to us stating that the prior consent form is revoked, (iii) be signed by the limited partner in the same manner as the original signature on the consent form, and (iv) be received by our solicitation agent prior to 5:00 p.m., New York City time, on the November 5, 2004 at one of its addresses or facsimile number set forth on the consent form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or telephone number or is not received in a timely manner will not be effective to revoke the instructions set forth in a consent form previously given. A revocation of the instructions set forth in a consent form can only be accomplished in accordance with the foregoing procedures. NO LIMITED

PARTNER MAY REVOKE THE INSTRUCTIONS SET FORTH IN A CONSENT FORM AFTER 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 5, 2004.


NO APPRAISAL RIGHTS

Our limited partners are not entitled to dissenters' appraisal rights under California law or our partnership agreement in connection with the loan to us by AIMCO Properties, LP to fund the redevelopment or the provision to us of the redevelopment services by another affiliate of our managing general partner.

REGULATORY APPROVALS

Other than the filing and distribution of this consent solicitation, no regulatory approvals are required for the loan to us by AIMCO Properties, LP to fund the redevelopment or the provision to us of the redevelopment services by another affiliate of our managing general partner.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS


This consent solicitation is being sent to all holders of record of our outstanding limited partnership units as of the record date We will promptly send upon written or oral request additional copies of this consent solicitation to any limited partner that requests additional copies. In order to obtain additional copies, please contact us by mail at c/o THE ALTMAN GROUP, INC., 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071; by telephone at (800) 217-9608; or by facsimile at (201) 460-0050.

                           CONSENT OF LIMITED PARTNER
                                       OF
                          NATIONAL PROPERTY INVESTORS 8
                        A CALIFORNIA LIMITED PARTNERSHIP

The undersigned, a limited partner of National Property Investors 8, a California limited partnership, and the holder of units of limited partnership interest in the partnership, acting with respect to all of the units owned by the undersigned, hereby:

              [___] CONSENTS [___] WITHHOLDS CONSENT [___] ABSTAINS

with respect to the following:


         1. The waiver of the prohibitions set forth in the partnership agreement of the partnership on (a) a loan to the partnership by AIMCO Properties, LP, an affiliate of the managing general partner of the partnership, and (b) the provision to the partnership of redevelopment services by another affiliate of the managing general partner, such waiver to be used solely to fund a portion of the redevelopment of the partnership's property known as the Huntington Athletic Club, located in Morrisville, North Carolina and to permit the provision of redevelopment services with respect to such property, in each case, as described in further detail in the consent solicitation, dated September 7, 2004.


OUR MANAGING GENERAL PARTNER RECOMMENDS THAT YOU CONSENT TO THE WAIVER AND PERMIT THE LOAN AND THE PROVISION OF THE REDEVELOPMENT SERVICES.

IF NO ELECTION IS SPECIFIED, ANY OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT TO THE WAIVER AND PERMIT THE LOAN AND
THE PROVISION OF THE REDEVELOPMENT SERVICES.


The undersigned hereby acknowledges receipt of the consent solicitation, dated September 7, 2004. THIS CONSENT IS SOLICITED ON BEHALF OF NATIONAL PROPERTY INVESTORS 8, BY NPI EQUITY INVESTMENTS, INC., ITS MANAGING GENERAL PARTNER.


The undersigned hereby constitutes and appoints the managing general partner of the partnership as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the partnership agreement in connection with this consent solicitation or in order to implement the actions set forth above.

A FULLY COMPLETED, SIGNED AND DATED COPY OF THIS CONSENT FORM SHOULD BE SENT TO THE SOLICITATION AGENT BY HAND, MAIL, OVERNIGHT COURIER OR BY FAX TO THE ADDRESS OR FAX NUMBER SPECIFIED ON THE LAST PAGE BELOW.

Please sign exactly as you hold your limited partnership units. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.


ALL RESPONSES MUST BE RECEIVED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 5, 2004.




                            [Signature Page Follows]

DATE:               , 2004         INDIVIDUAL
      ---------- --

                                    --------------------------------------------
                                    Signature (Individual)

                                    --------------------------------------------
                                    Signature (All record holders should sign)

                                    --------------------------------------------
                                    Type or Print Name(s)

                                    --------------------------------------------
                                    Tax Identification or Social Security Number

                                    --------------------------------------------
                                    Telephone Number


DATE:               , 2004          CORPORATION, PARTNERSHIP, TRUST OR OTHER
      ---------- --                 ENTITY*


                                    --------------------------------------------
                                    Type or Print Name of Entity

                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                                    --------------------------------------------
                                    Type or Print Name

                                    --------------------------------------------
                                    Tax Identification or Social Security Number

                                    --------------------------------------------
                                    Telephone Number

*If interests are held by an entity, the Certificate of Signatory must also be completed.

CERTIFICATE OF SIGNATORY

To be completed if consent is signed for by an entity.

         I,                     , am the                 of                    .
            -------------------          ---------------    ------------------

         I certify that I am empowered and duly authorized by the above entity to execute this consent form, and certify that the consent form has been duly and validly executed on behalf of the entity and constitutes the legal and binding obligations of the entity.


Dated:                   , 2004     --------------------------------------------
        ------------  ---           Signature

                                    --------------------------------------------
                                    Please Print Name

THE SIGNED CONSENT FORM SHOULD BE DELIVERED BY ANY ONE OF THESE METHODS:



             By Facsimile:                             By Overnight Courier:

            (201) 460-0050                             The Altman Group, Inc.
                                                      1275 Valley Brook Avenue
                                                    Lyndhurst, New Jersey 07071


               By Mail:                                       By Hand:

        The Altman Group, Inc.                         The Altman Group, Inc.
       1275 Valley Brook Avenue                       1275 Valley Brook Avenue
      Lyndhurst, New Jersey 07071                   Lyndhurst, New Jersey 07071


                             For Information, Please
                            Call The Altman Group at:

                                 (800) 217-9608